December 10, 1998


         LETTER AGREEMENT BETWEEN SPACEHAB, Inc., AND ALENIA AEROSPAZIO


This letter is to confirm our agreement regarding the outstanding debt SPACEHAB, Inc. ("Spacehab") owes to Alenia Aerospazio("Alenia")

Notwithstanding   anything  to  the  contrary   contained  in  the  Subordinated
Promissory Notes issued by Spacehab to Alenia and subsequent agreements and correspondence in respect thereto, it is acknowledged and agreed as follows:

1. As of today, 10 December 1998, Spacehab owes to Alenia an amount of $11,895,000. Of such amount, Spacehab shall pay to Alenia an amount of $4,034,928 on or before December 31, 1998.

2. Subject to compliance by Spacehab with the terms of this letter, Alenia agrees that the remaining amount of $7,860,072 owed to Alenia shall be finally due and payable by Spacehab to Alenia on August 1, 2001.

3. From August 1, 2001, the debt of Spacehab to Alenia shall be no longer subordinated to the Senior Indebtedness as defined in the Subordinated Promissory Notes. On or before August 1, 2001, Alenia may elect to convert, in whole or in part, the principal amount into Spacehab equity, on terms and conditions to be agreed with Spacehab.

4. Subject to compliance by Spacehab with the terms of this letter, Alenia further agrees that: a) the interest accruing beginning January 1, 1999 on the outstanding amount owed by Spacehab to Alenia shall be calculated at the rate of 10% per annum compounded and payable quarterly, until the principal amount is paid in full as foreseen in point 3 above or converted as provided therein and, b) Alenia cancels payment of the October through December 1998 quarterly interest obligation due under the Subordinated Promissory Notes.

5. The undersigned hereby represent and warrant that they have obtained the necessary authorizations and consents necessary to execute and bind the respective parties hereto.

If the foregoing is in accordance with your understanding of our arrangements, please sign and return one copy of this letter, whereupon this letter shall become a binding agreement among us in accordance with its terms.

Sincerely,

                                            SPACEHAB, Inc.

                                            by:      /s/ Shelley A. Harrison
                                                     Name    Shelley A. Harrison
                                                     Title   Chairman and CEO


Accepted and agreed to this _________ day of _____________1998
Alenia Aerospazio Div. Spazio
A company of Finnmeccanica S.p.A.

By:      /s/
         Name